              CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Trustees of
Oppenheimer Target Distribution & Growth Fund:

We consent to the use in this Registration  Statement of Oppenheimer Target
Distribution  & Growth Fund, of our report dated November 4, 2008,  included in the Statement of Additional  Information,  which is part of such Registration
Statement,  and to the  reference  to our firm  under the  heading  "Independent
Registered  Public  Accounting  Firm"  appearing in the  Statement of Additional
Information.

                                            /s/ KPMG LLP
                                            KPMG LLP

Denver, Colorado
November 4, 2008